Exhibit Index

Exhibit 9(c):  Transfer Agency Agreement

Exhibit 10:    Opinion of Counsel

Exhibit 11:    Independent Auditors Consent

Exhibit 17:    Financial Data Schedule

Exhibit 18(a): Director's Power of Attorney